Exhibit 10.2

AMENDMENT TO
TO
AGREEMENT

This AMENDMENT TO AGREEMENT (this "Amendment") is entered into as of July 15, 2010, and is effective as of June 30, 2010, by and between ANTs software inc., a Delaware corporation (together with its successors, "Company"), and Fletcher International, Ltd., a company organized under the laws of Bermuda (together with its successors, "Fletcher"), to amend that certain Agreement, dated March 12, 2010, between Company and Fletcher (the "Agreement").  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

WHEREAS, Company and Fletcher desire to amend the Agreement as set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, intending to be legally bound, the parties hereto agree as follows:

1.            Effectiveness; Amendment to Initial Warrant; No Other Modification.

a. The amendments to the Agreement contemplated by this Amendment shall be expressly subject to the fulfillment of each of the following conditions on the date hereof:

i) Each party shall have received a copy of this Amendment fully and duly executed by the other party;

ii) The representations and warranties of the parties set forth in this Amendment shall be true and correct; and

iii) Company shall have delivered the original Warrant Amendment (as defined herein), duly executed by Company in definitive form, at Company's expense, to Fletcher's custodian at the address for such custodian set forth on Annex F to the Agreement or as otherwise instructed by Fletcher in writing, and shall have provided Fletcher a copy of the airbill evidencing that such document has been sent.

b. Concurrently with the execution hereof, Company shall execute an amendment to the Initial Warrant in the form attached hereto as Exhibit A (the "Warrant Amendment").  Each reference to the Initial Warrant in the Agreement shall hereafter refer to the Initial Warrant as amended by the Warrant Amendment, including without limitation the provisions of Section 6(b) of the Agreement that provide that the Initial Warrant forms the basis for the form and substance of the Subsequent Warrant.  Fletcher hereby consents and agrees to the Warrant Amendment.

c. The terms and conditions set forth in this Amendment shall be in addition to the provisions of the Agreement, and whenever they are in conflict with the provisions of the Agreement shall supersede and take precedence over any conflicting provisions of the Agreement.  Except as set forth herein, the provisions of the Agreement shall remain unmodified and in full force and effect.  Subject to satisfaction of the conditions set forth in Section 1.a hereof, the amendments to the Agreement set forth in this Amendment shall take effect as of the date hereof and, from the date hereof going forward, the Agreement and provisions thereof shall be interpreted with references to the amendments set forth in this Amendment.

2.            Withdrawal of Registration Statement.  Company hereby represents and warrants to Fletcher that Company has filed with the SEC a registration withdrawal request on Form RW with respect to the registration statement on Form S-1 (File No. 333-166261) previously filed by Company for the purpose of registering the Covered Securities (the "Withdrawn Registration Statement").  Company represents and warrants that it has and shall comply with all laws, rules and regulations pertaining to such withdrawal, including without limitation Rule 477 under the Securities Act.  Company shall promptly notify Fletcher in writing of any communication received from the SEC regarding such registration withdrawal request, including without limitation any notification that the application for withdrawal will not be granted.  For purposes of clarification, Fletcher and Company agree that Company shall not be liable for any payments under Section 5(g) of the Agreement as a result of the fact that the Withdrawn Registration Statement was not declared effective by the SEC on or before June 30, 2010 or that the Covered Securities were not registered under the Securities Act on or before such date.

3.            Amendments to Section 1 – Second Tranche Closing.

a. Section 1(c)(i) of the Agreement is hereby amended and restated in its entirety as follows:

"(i)           Company grants Fletcher independent rights (the "Fletcher Rights") to require Company to sell to it, at any time and from time to time after the Initial Closing Date, in whole or in part, (A) additional shares of Common Stock, at a price per share equal to the Prevailing Market Price (as defined below) of the Common Stock calculated as of the date of the corresponding Fletcher Notice (as defined below) (the "First Tranche Price"), for up to an aggregate purchase price of five hundred thousand dollars ($500,000) (the "First Tranche Amount"), (B) additional shares of Common Stock, at a price per share equal to $1.25 per share (the "Second Tranche Price"), for up to an aggregate purchase price of three million dollars ($3,000,000) (the "Second Tranche Amount"), and (C) additional shares of Common Stock, at a price per share equal to $1.50 per share (the "Third Tranche Price"), for up to an aggregate purchase price of five million dollars ($5,000,000) (the "Third Tranche Amount") (any purchase of shares of Common Stock in respect of the First Tranche Amount, the Second Tranche Amount and/or the Third Tranche Amount referred to as a "Subsequent Investment"). To exercise any Fletcher Rights, Fletcher shall deliver one or more written notices substantially in the form attached hereto as Annex B (a "Fletcher Notice") to Company from time to time commencing on the date hereof.  Notwithstanding the foregoing, in order to exercise any Fletcher Rights with respect to the Second Tranche Amount or the Third Tranche Amount, Fletcher must deliver to Company one or more Fletcher Notices with respect to such exercise or exercises on or before July 15, 2016.  Thereafter, the Fletcher Rights shall expire and be of no further force and effect with respect any portion of the Second Tranche Amount or Third Tranche Amount for which a Fletcher Notice was not given prior to such date.  The parties agree that, as of July 15, 2010, Fletcher shall be deemed to have delivered to Company a Fletcher Notice to acquire additional shares of Common Stock at a price per share of $1.25 for an aggregate purchase price of $2,000,000, in satisfaction of a portion of the Second Tranche Amount.  The closing of the issuance and sale of shares of Common Stock contemplated by the preceding sentence shall be held in accordance with Section 1(e) hereof and is referred to herein as the "Initial Second Tranche Closing.""

b. Sections 1(c)(iii), 1(c)(iv), 1(c)(v), 1(f)(ii) and 1(f)(xv) of the Agreement are hereby deleted in their entirety and replaced with “[Intentionally omitted.]”.

c. Section 1(c)(vi) of the Agreement is hereby amended and restated in its entirety as follows:

"(vi)           The deadline for Fletcher to issue Fletcher Notices with respect to each Subsequent Investment under Section 1(c)(ii) shall be extended by two (2) Business Days for: (A) each Public Market Unavailability Day (or portion thereof), and (B) each Business Day (or portion thereof) occurring during the period (x) commencing on the earlier of the day on which Company restates or announces its intention to restate any portion of Company Financial Statements, and (y) ending on the date on which Company files quarterly or annual financial statements that constitute a Restatement on a Form 10-K, Form 10-Q, Form 8-K or any other filing with the SEC (and if Company makes multiple filings of a Restatement with the SEC, the last of such dates); provided, that, if Fletcher receives a First Tranche Condition Notice duly and timely given that would otherwise obligate it to consummate a Subsequent Investment, but the deadline for Fletcher to issue a Fletcher Notice with respect to such Subsequent Investment has been extended pursuant to this Section 1(c)(vi), then such First Tranche Condition Notice shall be null and void (and Fletcher shall not be obligated to consummate such Subsequent Investment) unless the conditions set forth in Section 1(c)(ii)(1)-(3) are also satisfied as of the Business Day immediately preceding such extended deadline."

d. The last sentence of Section 1(e) of the Agreement is hereby amended and restated in its entirety as follows:

"Subject to Section 1(d)(iii) with respect to a Subsequent Closing for a Share Quarterly Payment, if any of the relevant conditions set forth in Section 14 hereof are not satisfied or waived on or prior to 9:30 a.m. New York City time on a Subsequent Closing Date or if Company fails to perform its obligations on such Subsequent Closing Date for any reason other than Fletcher's failure to satisfy the relevant conditions required by Section 15 hereof, then in addition to all remedies available to Fletcher at law or in equity, Fletcher may, at its sole discretion and at any time, elect to consummate or not consummate the applicable Subsequent Investment or Share Quarterly Payment, in its sole discretion, on a later date specified in writing by Fletcher to Company; provided, that regardless of whether Fletcher chooses to consummate such Subsequent Closing, Fletcher shall be deemed to have acquired shares for the purchase price specified in the applicable Fletcher Notice for purposes of determining whether Fletcher has fulfilled its obligation to acquire the First Tranche Amount."

4.            Amendments to Section 3 – Subsequent Closing Deliveries.  Section 3(b) of the Agreement is hereby amended and restated in its entirety as follows:

"(b)           Purchase Price.  For each Subsequent Closing other than a Subsequent Closing for a Share Quarterly Payment, Fletcher shall cause to be wire transferred to Company, in accordance with the instructions set forth in Section 20, the aggregate purchase price payable for the Additional Common Shares to be purchased at such Subsequent Closing, in immediately available United States funds."

5.            Amendments to Section 4 – Company Representations and Warranties.

a. Sections 4(d) and 4(e) of the Agreement are hereby amended to replace each reference to "Registration Statement" contained therein with "Registration Statements".

b. The first sentence of Section 4(h) of the Agreement is hereby amended and restated in its entirety as follows.

"Any resale of Common Shares will be registered under the Securities Act as provided in Section 5(a) hereof."

6.            Amendments to Section 5 – Registration.

a. Section 5(a) of the Agreement is hereby amended and restated in its entirety as follows:

"(a)           Registrations.  As soon as practicable after each Trigger Event (as defined below), and in no event later than two (2) full Business Days before filing the applicable Registration Statement (as defined below) with the SEC, Company shall provide Fletcher with a draft registration statement on Form S-1 to be filed by Company with the SEC (together with any amendments and supplements thereto and any replacement registration statement with respect thereto, a "Registration Statement" and, collectively, the "Registration Statements") that covers the resale of all Covered Securities (as defined below) with respect to such Trigger Event.  Fletcher shall have the right to approve the description of the selling shareholder, plan of distribution and all other references to Fletcher and its affiliates contained in each Registration Statement.  Company shall, at its own expense, file each Registration Statement including the description, as approved by Fletcher, of the selling shareholder, plan of distribution and all other references to Fletcher and its affiliates contained in the Registration Statement, as soon as practicable after such approval by Fletcher, and in no event later than ten (10) days after the Trigger Event.  Company shall use its best efforts to cause each Registration Statement to be declared effective by the SEC as soon as practicable, and in no event later than (i) for the Registration Statement for which the Trigger Event is the Initial Second Tranche Closing (the "Initial Registration Statement"), eighty-five (85) days after the Initial Second Tranche Closing, (ii) for the Registration Statement for which the Trigger Event is the projection of Excess Shares (as defined below), the first date that Company has issued any such Excess Shares and (iii) for any other Registration Statement, seventy (70) days after the applicable Trigger Event (the "Required Registration Date") and cause all applicable Covered Securities to be included on such Registration Statement.  Company shall provide prompt written notice to Fletcher when each Registration Statement has been declared effective by the SEC.  Company shall promptly amend the applicable Registration Statement (or, if necessary, file a new registration statement) at any time that the number of Covered Securities exceeds the number of Common Shares registered on such Registration Statement, so that all such Common Shares shall be registered and freely tradable.  "Trigger Event" means (i) the Initial Second Tranche Closing, (ii) each other Subsequent Closing with respect to the Second Tranche Amount and Third Tranche Amount, (iii) the issuance of the Subsequent Warrant and (iv) the projection of Excess Shares in accordance with this Section 5(a).  It is understood and agreed that the initial Trigger Event hereunder will be the Initial Second Tranche Closing.  "Covered Securities" means (A) with respect to the Trigger Event described in the foregoing clause (i), all Common Shares (v) issued at the Initial Closing, (w) issued at the Subsequent Closing with respect to the First Tranche Amount, (x) issued at the Initial Second Tranche Closing, (y) issued or issuable as Share Quarterly Payments (based on the initial Quarterly Share Estimate) and (z) issuable upon exercise of the Initial Warrant, (B) with respect to a Trigger Event described in the foregoing clause (ii), all Common Shares issued upon such Trigger Event, (C) with respect to the Trigger Event described in the foregoing clause (iii), all Common Shares issuable upon exercise of the Subsequent Warrant and (D) with respect to the Trigger Event described in the foregoing clause (iv), the number of shares by which the Quarterly Share Estimate has increased.  For purposes of determining the number of Covered Securities to include on the Initial Registration Statement, the Company shall be permitted to use an estimate of the number of Common Shares issuable in the future as Share Quarterly Payments, which estimated number shall be 4,169,686 Common Shares.  At the time of each Share Quarterly Payment, the Company will estimate the number of Common Shares required for the next two succeeding Share Quarterly Payments (the "Projected Need") based on the Prevailing Market Price used for the then present Share Quarterly Payment.  If the Projected Need exceeds the number of Common Shares available for resale under its then effective Registration Statement(s), assuming for such purpose that all Covered Securities other than the Projected Need have already been resold, then the Company will file a new Registration Statement (or, if permitted by applicable law, amend an existing Registration Statement) to cover the projected excess number of Common Shares (such Common Shares are referred to as “Excess Shares”).  The obligations to file the Registration Statements and maintain the effectiveness of the Registration Statements as provided in this Section 5 are referred to herein as the "Registration Requirement."

b. Section 5(b) of the Agreement is hereby amended and restated in its entirety as follows:

"(b)           Maintenance of Registration.  Company will: (A) keep each Registration Statement effective until the earlier of (x) the later of (i) the second (2nd) anniversary of the issuance of the last Covered Security required to be included in such Registration Statement that may be issued, or (ii) such time as all of the Covered Securities issued or issuable hereunder and required to be included in such Registration Statement can be sold by Fletcher or any of its affiliates immediately without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act ("Rule 144") and (y) the date all of the Covered Securities issued or issuable and required to be included in such Registration Statement shall have been sold by Fletcher and its affiliates (such later period, the "Registration Period"); (B) prepare and file with the SEC such amendments and supplements to each Registration Statement and the prospectus used in connection with such Registration Statement (as so amended and supplemented from time to time, the applicable "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Covered Securities by Fletcher or any of its affiliates; (C) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to any Prospectus, as Fletcher from time to time may reasonably request; (D) cause all Covered Securities to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by Company are then listed and/or quoted; (E) provide a transfer agent and registrar for all Covered Securities and a CUSIP number for all Covered Securities; (F) otherwise comply with all applicable rules and regulations of the SEC, the Principal Listing Exchange and any other Market on which the Covered Securities are obligated to be listed and/or quoted under this Agreement; and (G) file the documents required of Company and otherwise obtain and maintain requisite blue sky clearance in (x) all jurisdictions in which any of the shares of Common Stock were originally sold and (y) all other states specified in writing by Fletcher, provided, however, that as to this clause (y), Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.  Fletcher shall have the right to approve the description of the selling shareholder, plan of distribution and all other references to Fletcher and its affiliates contained in the Registration Statement and each Prospectus."

c. Section 5(c) of the Agreement is hereby amended and restated in its entirety as follows:

"(c)           Prospectus Delivery.  Company shall furnish to Fletcher upon request a reasonable number of copies of the applicable Prospectus and any supplement to or amendment of such Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Covered Securities by Fletcher or any of its affiliates pursuant to any Registration Statement."

d. Section 5(e) of the Agreement is hereby amended and restated in its entirety as follows:

"(e)           Blackout Periods.  Notwithstanding anything else in this Section 5, if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Covered Security, Company determines in good faith and upon the advice of its outside counsel that a development occurred or a condition existed prior to effectiveness of any Registration Statement as a result of which such Registration Statement or the applicable Prospectus contains a material misstatement or omission, or that a material transaction in which Company is engaged or proposes to engage would require an immediate amendment to such Registration Statement, a supplement to such Prospectus, or a filing under the Exchange Act or other public disclosure of material information and the disclosure of such transaction would be premature or injurious to the consummation of the transaction, Company will immediately notify Fletcher thereof by telephone and in writing.  Upon receipt of such notification, Fletcher and its affiliates will immediately suspend all offers and sales of any Covered Security pursuant to such Registration Statement.  In such event, Company  will amend or supplement such Registration Statement and the applicable Prospectus or make such filings or public disclosures as promptly as practicable and will take such other steps as may be required to permit sales of the Covered Securities thereunder by Fletcher and its affiliates in accordance with applicable federal and state securities laws.  Company  will promptly notify Fletcher after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of such Registration Statement and the applicable Prospectus (as so amended or supplemented, if applicable) to Fletcher in accordance with paragraphs (b) and (c) of this Section 5.  Notwithstanding the foregoing, (A) under no circumstances shall Company be entitled to exercise its right to suspend sales of any Covered Securities as provided in this Section 5(e) and pursuant to any Registration Statement more than twice in any twelve (12) month period, (B) the period during which such sales may be suspended (each a "Blackout Period") at any time shall not exceed thirty (30) calendar days, and (C) no Blackout Period may commence less than thirty (30) calendar days after the end of the preceding Blackout Period."

e. Section 5(g) of the Agreement is hereby amended and restated in its entirety as follows:

"(g)           Extension of Certain Deadlines.  In addition to any other remedies available to Fletcher under this Agreement, the Warrant or at law or equity, if any Registration Statement has not been declared effective by the SEC by its Required Registration Date, such Registration Statement is otherwise not available with respect to all Covered Securities required to be included in such Registration Statement at any time on or after its Required Registration Date (except during a Blackout Period permitted under Section 5(e)) or the Covered Securities required to be included in such Registration Statement are not listed or quoted and qualified for trading on a Market (each calendar day in which such Registration Statement is unavailable or such securities are not listed or quoted and qualified for trading on a Market, a "Public Market Unavailability Day"), then the Warrant Term of the Initial Warrant and the Subsequent Warrant shall be extended as set forth therein and measurement period for the Subsequent Warrant Condition shall be delayed as set forth in Section 6(a)."

7.            Amendments to Section 6 – Subsequent Warrant.  Section 6(a) of the Agreement is hereby amended and restated in its entirety as follows:

"(a)           If, for two (2) consecutive calendar quarters commencing on or after the Measurement Commencement Date, the Daily Market Price of the Common Stock for each of the Business Days in such calendar quarter exceeds $3.50 per share (the "Subsequent Warrant Condition"), then Company shall deliver to Fletcher and each Holder (as defined in the Warrant) a written notice substantially in the form attached hereto as Annex G (a "Subsequent Warrant Notice") certifying that the Subsequent Warrant Condition has been satisfied.  In any case, a Subsequent Warrant Notice shall be delivered no later than five (5) Business Days after the date the Subsequent Warrant Condition has been satisfied.  The Measurement Commencement Date means the fourth (4th) anniversary of the Initial Closing Date; provided, that the Measurement Commencement Date shall be delayed by a number of days equal to (i) that number of days in the period commencing on July 2, 2010 and ending on the earlier of the date the Initial Registration Statement is declared effective by the SEC and the Required Registration Date of the Initial Registration Statement plus (ii) each Public Market Unavailability Day thereafter, if any."

8.            Amendments to Section 14 – Conditions Precedent to Fletcher's Obligations.

a. Section 14(b) of the Agreement is hereby amended and restated in its entirety as follows:

"(b)           Opinion of Counsel.  On each Closing Date, Company shall have delivered to Fletcher an opinion of The Corporate Law Group or Morris, Manning & Martin, LLP reasonably satisfactory to Fletcher, dated the date of delivery, confirming in general the substance of the matters covered by Sections 4(a), (b), (c) (d), (e), (f)(i)(A), (B) and (E), and (g) hereof and, with respect to the Covered Securities issued in the applicable closing, the first grammatical sentence of Section 4(k) hereof, subject to customary exceptions, exclusions, qualifications, and knowledge limitations."

b.   Section 14(e) of the Agreement is hereby amended and restated in its entirety as follows:

"(e)           Registration.  On each Subsequent Closing Date (other than a Subsequent Closing Date for the purchase and sale of all or any portion of the First Tranche Amount), the Common Shares shall be freely tradable, there shall be no Blackout Period in effect and the Registration Statements with respect to all prior Trigger Events, if any, shall be, and have been, effective from and after the applicable Required Registration Date through and including the Subsequent Closing Date."

9.            Amendments to Section 16 – Fees and Expenses.  Section 16 of the Agreement is hereby amended to replace the reference to "Registration Statement" contained therein with "Registration Statements".

10.         Amendments to Section 20 - Notice.  The relevant portion of Section 20(b) of the Agreement is hereby amended to replace the notice address for communications sent to Company's outside counsel with the following:

"Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, NE

Atlanta, Georgia 30326

Attn: David Calhoun

Telephone: (404) 504-7613

Facsimile: (404) 365-9532"

11.         Amendments to Annexes.  Annexes D-2 and D-3 to the Agreement are hereby deleted in their entirety and removed from the Agreement.

12.         Representations and Warranties of Company.  Company hereby represents and warrants to Fletcher that:

a. The execution, delivery and performance of this Amendment and the Warrant Amendment have been duly authorized by all requisite corporate action and no further consent or authorization of Company, its Board of Directors or its shareholders is required.

b. This Amendment and the Warrant Amendment have been duly executed and delivered by Company and, when this Amendment is duly authorized, executed and delivered by Fletcher, each will be a valid and binding agreement enforceable against Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

c. No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by Company of this Amendment or the Warrant Amendment or the performance by Company of any of its obligations hereunder or thereunder other than the approval by the SEC of the Registration Statements to be filed pursuant to Section 5(a) of the Agreement.

d. Neither the execution and delivery by Company of this Amendment or the Warrant Amendment nor the performance by Company of any of its obligations hereunder or thereunder:

i) violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or creates any rights in respect of any Person under (A) the articles of incorporation or by-laws or comparable organizational documents of Company or any of its subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body, or arbitrator having jurisdiction over Company or any of its subsidiaries or any of their respective properties or assets, (C) the terms of any bond, debenture, indenture, credit agreement, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, lease, mortgage, deed of trust or other instrument to which Company or any of its subsidiaries is a party, by which Company or any of its subsidiaries is bound, or to which any of the properties or assets of Company or any of its subsidiaries is subject, (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which Company is a party, or (E) any rule or regulation of the Principal Listing Exchange applicable to Company or the transactions contemplated hereby or of FINRA; or

ii) results in the creation or imposition of any lien, charge or encumbrance upon any Investment Securities or upon any of the properties or assets of Company or any of its subsidiaries.

13.         Representations and Warranties of Fletcher.  Fletcher hereby represents and warrants to Company that:

a. The execution, delivery and performance of this Amendment by Fletcher have been duly authorized by all requisite corporate action and no further consent or authorization of Fletcher, its Board of Directors or its shareholders is required.

b. This Amendment has been duly executed and delivered by Fletcher and, when duly authorized, executed and delivered by Company, will be a valid and binding agreement enforceable against Fletcher in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

14.         Miscellaneous Provisions.  The provisions set forth in Section 21 of the Agreement are incorporated herein by this reference as if set forth in full herein.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment, all as of the day and year first above written.

ANTS SOFTWARE INC.

By: /s/ David A. Buckel
Name: David A. Buckel
Title: CFO/Secretary

FLETCHER INTERNATIONAL, LTD.,
by its duly authorized investment advisor,
FLETCHER ASSET MANAGEMENT, INC.

By: /s/ Moez M. Kaba
Name: Moez M. Kaba
Title: Authorized Signatory

By: /s/ Denis J. Kiely
Name: Denis J. Kiely
Title: Authorized Signatory